UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2025

COSTCO WHOLESALE CORPORATION
(Exact name of registrant as specified in its charter)

Washington	0-20355	91-1223280
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

999 Lake Drive
Issaquah, WA 98027
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 425-313-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.005 per share	COST	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 10, 2025, the Company announced that on June 30 Dan Hines will retire as Senior Vice President, Corporate Controller, and Principal Accounting Officer. He will remain a Senior Vice President until his retirement in January 2026, following 35 years of service.
Tiffany Barbre, 51, has been appointed as Senior Vice President, Corporate Controller and Principal Accounting Officer, effective July 1, 2025. Ms. Barbre joined Costco in 2005 and was promoted to Assistant Vice President in June 2010. In 2016, she was promoted to her current role as Vice President, Assistant Corporate Controller. Ms. Barbre graduated from Washington State University with a B.A. in Accounting and began her career as an auditor with Arthur Andersen LLP.
In her new role Ms. Barbre will receive: (a) an annual base salary of $340,000; (b) eligibility for an annual cash incentive bonus of $100,000, in accordance with the Company's fiscal 2025 Executive Bonus Plan, prorated for two months of service; and (c) eligibility for annual restricted stock unit grants, with an estimated target value of $2 million for fiscal 2026.
SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COSTCO WHOLESALE CORPORATION

Dated: June 10, 2025	By:	/s/ John Sullivan
John Sullivan
Executive Vice President, General Counsel and Secretary